[LOGO ONLY APPEARS HERE]                                            EXHIBIT m(7)

A I M Distributors, Inc.


SHAREHOLDER SERVICE AGREEMENT
FOR SALE OF SHARES
OF THE AIM MUTUAL FUNDS


This Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, by each of the AIM-managed mutual funds (or designated classes of such funds) listed in Schedule A, which may be amended from time to time by AIM Distributors, Inc. ("Distributors") to this Agreement (the "Funds"), under a Distribution Plan (the "Plan") adopted pursuant to said Rule. This Agreement, being made between Distributors, solely as agent for such Funds and the undersigned authorized dealer, defines the services to be provided by the authorized dealer for which it is to receive payments pursuant to the Plan adopted by each of the Funds. The Plan and the Agreement have been approved by a majority of the directors of each of the Funds, including a majority of the directors who are not interested persons of such Funds, and who have no direct or indirect financial interest in the operation of the Plan or related agreements (the "Dis-interested Directors"), by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination that in the exercise of their reasonable business judgement and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit such Fund and its shareholders.

1. To the extent that you provide distribution-related and continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds, including but not limited to, distributing sales literature, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds' shares, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares and providing such other services as the Funds or the customer may reasonably request, we, solely as agent for the Funds, shall pay you a fee periodically or arrange for such fee to be paid to you.

2. The fee paid with respect to each Fund will be calculated at the end of each payment period (as indicated in Schedule A) for each business day of the Fund during such payment period at the annual rate set forth in Schedule A as applied to the average net asset value of the shares of such Fund purchased or acquired through exchange on or after the Plan Calculation Date shown for such Fund on Schedule A. Fees calculated in this manner shall be paid to you only if your firm is the dealer of record at the close of business on the last business day of the applicable payment period, for the account in which such shares are held (the "Subject Shares"). In cases where Distributors has advanced payment to you of the first year's fee for shares sold at net asset value and subject to a contingent deferred sales charge, no additional payments will be made to you during the first year the Subject Shares are held.

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3.       The total of the fees calculated for all of the Funds listed on
         Schedule A for any period with respect to which calculations are made shall be paid to you within 45 days after the close of such period.

4. We reserve the right to withhold payment with respect to the Subject Shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. We reserve the right at any time to impose minimum fee payment requirements before any periodic payments will be made to you hereunder.

5. This Agreement and Schedule A does not require any broker-dealer to provide transfer agency and recordkeeping related services as nominee for its customers.

6. You shall furnish us and the Funds with such information as shall reasonably be requested either by the directors of the Funds or by us with respect to the fees paid to you pursuant to this Agreement.

7. We shall furnish the directors of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

8. Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus or Statement of Additional Information for the Funds, and you shall have no authority to act as agent for the Funds or for Distributors.

9. We may enter into other similar Shareholder Service Agreements with any other person without your consent.

10. This Agreement may be amended at any time without your consent by Distributors mailing a copy of an amendment to you at address set forth below. Such amendment shall become effective on the date specified in such amendment unless you elect to terminate this Agreement within thirty (30) days of your receipt of such amendment.

11. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the directors of such Fund who are Disinterested Directors or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates either the Selected Dealer Agreement between your firm and us or the Fund's Distribution Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

12. The provisions of the Distribution Agreement between any Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect as long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the directors, including a majority of the Dis-interested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address of Distributors as shown at the bottom of this

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         Agreement.  Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

13. You represent that you provide to your customers who own shares of the Funds personal services as defined from time to time in applicable regulations of the National Association of Securities Dealers, Inc., and that you will continue to accept payments under this Agreement only so long as you provide such services.

14. This Agreement shall be construed in accordance with the laws of the State of Texas.


                               A I M DISTRIBUTORS, INC.



Date:                           By:
      ------------------            -----------------------------------------

The undersigned agrees to abide by the foregoing terms and conditions.


Date:                           By:
      ------------------            -----------------------------------------
                                    Signature



                                    -----------------------------------------
                                    Print Name               Title



                                    -----------------------------------------
                                    Dealer's Name



                                    -----------------------------------------
                                     Address



                                    -----------------------------------------
                                    City               State            Zip



                                    -----------------------------------------
                                    Telephone


            Please sign both copies and return one copy of each to:


            A I M Distributors, Inc.
            11 Greenway Plaza, Suite 100
            Houston, Texas 77046-1173

SCHEDULE "A" TO

                         SHAREHOLDER SERVICE AGREEMENT

                  Fund                              Fee Rate*                   Plan Calculation Date
-----------------------------------------------------------------------------------------------------
AIM Advisor Flex Fund A Shares                        0.25                      August 4, 1997
AIM Advisor Flex Fund B Shares                        0.25                      March 3, 1998
AIM Advisor Flex Fund C Shares                        1.00**                    August 4, 1997
AIM Advisor International Value Fund A Shares         0.25                      August 4, 1997
AIM Advisor International Value Fund B Shares         0.25                      March 3, 1998
AIM Advisor International Value Fund C Shares         1.00**                    August 4, 1997
AIM Advisor Large Cap Value Fund A Shares             0.25                      August 4, 1997
AIM Advisor Large Cap Value Fund B Shares             0.25                      March 3, 1998
AIM Advisor Large Cap Value Fund C Shares             1.00**                    August 4, 1997
AIM Advisor MultiFlex Fund A Shares                   0.25                      August 4, 1997
AIM Advisor MultiFlex Fund B Shares                   0.25                      March 3, 1998
AIM Advisor MultiFlex Fund C Shares                   1.00**                    August 4, 1997
AIM Advisor Real Estate Fund A Shares                 0.25                      August 4, 1997
AIM Advisor Real Estate Fund B Shares                 0.25                      March 3, 1998
AIM Advisor Real Estate Fund C Shares                 1.00**                    August 4, 1997
AIM Aggressive Growth Fund A Shares                   0.25                      July 1, 1992
AIM Aggressive Growth Fund B Shares                   0.25                      March 1, 1999
AIM Aggressive Growth Fund C Shares                   1.00**                    March 1, 1999
AIM Asian Growth Fund A Shares                        0.25                      November 1, 1997
AIM Asian Growth Fund B Shares                        0.25                      November 1, 1997
AIM Asian Growth Fund C Shares                        1.00**                    November 1, 1997
AIM Balanced Fund A Shares                            0.25                      October 18, 1993
AIM Balanced Fund B Shares                            0.25                      October 18, 1993
AIM Balanced Fund C Shares                            1.00**                    August 4, 1997
AIM Blue Chip Fund A Shares                           0.25                      June 3, 1996
AIM Blue Chip Fund B Shares                           0.25                      October 1, 1996
AIM Blue Chip Fund C Shares                           1.00**                    August 4, 1997
AIM Capital Development Fund A Shares                 0.25                      June 17, 1996
AIM Capital Development Fund B Shares                 0.25                      October 1, 1996
AIM Capital Development Fund C Shares                 1.00**                    August 4, 1997
AIM Charter Fund A Shares                             0.25                      November 18, 1986
AIM Charter Fund B Shares                             0.25                      June 15, 1995
AIM Charter Fund C Shares                             1.00**                    August 4, 1997
AIM Constellation Fund A Shares                       0.25                      September 9, 1986
AIM Constellation Fund B Shares                       0.25                      November 3, 1997
AIM Constellation Fund C Shares                       1.00**                    August 4, 1997
AIM Dent Demographic Trends Fund A Shares             0.25                      June 7, 1999
AIM Dent Demographic Trends Fund B Shares             0.25                      June 7, 1999
AIM Dent Demographic Trends Fund C Shares             1.00**                    June 7, 1999
AIM European Development Fund A Shares                0.25                      November 1, 1997
AIM European Development Fund B Shares                0.25                      November 1, 1997
AIM European Development Fund C Shares                1.00**                    November 1, 1997
AIM Global Aggressive Growth Fund A Shares            0.50**                    September 15, 1994
AIM Global Aggressive Growth Fund B Shares            0.25                      September 15, 1994


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

            Fund                                    Fee Rate*                   Plan Calculation Date
-----------------------------------------------------------------------------------------------------
AIM Global Aggressive Growth Fund C Shares            1.00**                    August 4, 1997
AIM Global Growth Fund A Shares                       0.50**                    September 15, 1994
AIM Global Growth Fund B Shares                       0.25                      September 15, 1994
AIM Global Growth Fund C Shares                       1.00**                    August 4, 1997
AIM Global Income Fund A Shares                       0.50**                    September 15, 1994
AIM Global Income Fund B Shares                       0.25                      September 15, 1994
AIM Global Income Fund C Shares                       1.00**                    August 4, 1997
AIM Global Utilities Fund A Shares                    0.25                      July 1, 1992
AIM Global Utilities Fund B Shares                    0.25                      September 1, 1993
AIM Global Utilities Fund C Shares                    1.00**                    August 4, 1997
AIM High Income Municipal Fund A Shares               0.25                      December 22, 1997
AIM High Income Municipal Fund B Shares               0.25                      December 22, 1997
AIM High Income Municipal Fund C Shares               1.00**                    December 22, 1997
AIM High Yield Fund A Shares                          0.25                      July 1, 1992
AIM High Yield Fund B Shares                          0.25                      September 1, 1993
AIM High Yield Fund C Shares                          1.00**                    August 4, 1997
AIM High Yield Fund II A Shares                       0.25                      October 1, 1998
AIM High Yield Fund II B Shares                       0.25                      November 20, 1998
AIM High Yield Fund II C Shares                       1.00**                    November 20, 1998
AIM Income Fund A Shares                              0.25                      July 1, 1992
AIM Income Fund B Shares                              0.25                      September 1, 1993
AIM Income Fund C Shares                              1.00**                    August 4, 1997
AIM Intermediate Government Fund A Shares             0.25                      July 1, 1992
AIM Intermediate Government Fund B Shares             0.25                      September 1, 1993
AIM Intermediate Government Fund C Shares             1.00**                    August 4, 1997
AIM International Equity Fund A Shares                0.25                      May 21, 1992
AIM International Equity Fund B Shares                0.25                      September 15, 1994
AIM International Equity Fund C Shares                1.00**                    August 4, 1997
AIM Large Cap Growth Fund A Shares                    0.25                      March 1, 1999
AIM Large Cap Growth Fund B Shares                    0.25                      April 5, 1999
AIM Large Cap Growth Fund C Shares                    1.00**                    April 5, 1999
AIM Limited Maturity Treasury Fund A Shares           0.15                      December 2, 1987
AIM Money Market Fund B Shares                        0.25                      October 18, 1993
AIM Money Market Fund C Shares                        1.00**                    August 4, 1997
AIM Money Market Fund Cash Reserve Shares             0.25                      October 18, 1993
AIM Municipal Bond Fund A Shares                      0.25                      July 1, 1992
AIM Municipal Bond Fund B Shares                      0.25                      September 1, 1993
AIM Municipal Bond Fund C Shares                      1.00**                    August 4, 1997
AIM Select Growth Fund A Shares                       0.25                      July 1, 1992
AIM Select Growth Fund B Shares                       0.25                      September 1,1993
AIM Select Growth Fund C Shares                       1.00**                    August 4, 1997
AIM Small Cap Opportunities Fund A Shares             0.25                      June 29, 1998
AIM Small Cap Opportunities Fund B Shares             0.25                      July 13, 1998
AIM Small Cap Opportunities Fund C Shares             1.00**                    December 30, 1998


            Fund                                    Fee Rate*                   Plan Calculation Date
-----------------------------------------------------------------------------------------------------
AIM Tax-Exempt Bond Fund of Connecticut A Shares      0.25                      July 1, 1992
AIM Tax-Exempt Cash Fund A Shares                     0.10                      July 1, 1992
AIM Value Fund A Shares                               0.25                      July 1, 1992
AIM Value Fund B Shares                               0.25                      October 18, 1993
AIM Value Fund C Shares                               1.00**                    August 4, 1997
AIM Weingarten Fund A Shares                          0.25                      September 9, 1986
AIM Weingarten Fund B Shares                          0.25                      June 15, 1995
AIM Weingarten Fund C Shares                          1.00**                    August 4, 1997

*Frequency of Payments: Quarterly, B and C share payments begin after an initial 12 month holding period. Where the broker dealer or financial institution waives the 1% up-front commission on Class C shares, payments commence immediately.

**Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset-based sales charge, as those terms are defined under the rules of the National Association of Securities Dealers, Inc.

Minimum Payments: $50 (with respect to all funds in the aggregate.)

No payment pursuant to this Schedule is payable to a dealer, bank or other service provider for the first year with respect to sales of $1 million or more, at no load, in cases where A I M Distributors, Inc. has advanced the service fee to the dealer, bank or other service provider.

THE FOLLOWING FUNDS ARE ADDED AS OF THE CLOSE OF BUSINESS MAY 29, 1998:


            Fund                                    Fee Rate*                   Plan Calculation Date
-----------------------------------------------------------------------------------------------------
AIM Basic Value Fund A Shares                         0.25                      May 29, 1998
AIM Basic Value Fund B Shares                         0.25                      May 29, 1998
AIM Basic Value Fund C Shares                         1.00**                    May 3, 1999
AIM Developing Markets Fund A Shares                  0.25                      May 29, 1998
AIM Developing Markets Fund B Shares                  0.25                      May 29, 1998
AIM Developing Markets Fund C Shares                  1.00**                    March 1, 1999
AIM Europe Growth Fund A Shares                       0.25                      May 29, 1998
AIM Europe Growth Fund B Shares                       0.25                      May 29, 1998
AIM Europe Growth Fund C Shares                       1.00**                    May 3, 1999
AIM Global Consumer Products and
   Services Fund A Shares                             0.40**                    May 29, 1998
AIM Global Consumer Products and
   Services Fund B Shares                             0.25                      May 29, 1998
AIM Global Consumer Products and
   Services Fund C Shares                             1.00**                    March 1, 1999
AIM Global Financial Services Fund A Shares           0.40**                    May 29, 1998


            Fund                                    Fee Rate*                   Plan Calculation Date
-----------------------------------------------------------------------------------------------------
AIM Global Financial Services Fund B Shares           0.25                      May 29, 1998
AIM Global Financial Services Fund C Shares           1.00**                    March 1, 1999
AIM Global Government Income Fund A Shares            0.25                      May 29, 1998
AIM Global Government Income Fund B Shares            0.25                      May 29, 1998
AIM Global Government Income Fund C Shares            1.00**                    March 1, 1999
AIM Global Growth & Income Fund A Shares              0.25                      May 29, 1998
AIM Global Growth & Income Fund B Shares              0.25                      May 29, 1998
AIM Global Growth & Income Fund C Shares              1.00**                    March 1, 1999
AIM Global Health Care Fund A Shares                  0.40**                    May 29, 1998
AIM Global Health Care Fund B Shares                  0.25                      May 29, 1998
AIM Global Health Care Fund C Shares                  1.00**                    March 1, 1999
AIM Emerging Markets Debt Fund A Shares               0.25                      May 29, 1998
AIM Emerging Markets Debt Fund B Shares               0.25                      May 29, 1998
AIM Emerging Markets Debt Fund C Shares               1.00**                    March 1, 1999
AIM Global Infrastructure Fund A Shares               0.40**                    May 29, 1998
AIM Global Infrastructure Fund B Shares               0.25                      May 29, 1998
AIM Global Infrastructure Fund C Shares               1.00**                    March 1, 1999
AIM Global Resources Fund A Shares                    0.40**                    May 29, 1998
AIM Global Resources Fund B Shares                    0.25                      May 29, 1998
AIM Global Resources Fund C Shares                    1.00**                    March 1, 1999
AIM Global Telecommunications and
   Technology Fund A Shares                           0.40**                    May 29, 1998
AIM Global Telecommunications and
   Technology Fund B Shares                           0.25                      May 29, 1998
AIM Global Telecommunications and
   Technology Fund C Shares                           1.00**                    March 1, 1999
AIM Japan Growth Fund A Shares                        0.25                      May 29, 1998
AIM Japan Growth Fund B Shares                        0.25                      May 29, 1998
AIM Japan Growth Fund C Shares                        1.00**                    May 3, 1999
AIM Latin American Growth Fund A Shares               0.40**                    May 29, 1998
AIM Latin American Growth Fund B Shares               0.25                      May 29, 1998
AIM Latin American Growth Fund C Shares               1.00**                    March 1, 1999
AIM Mid Cap Equity Fund A Shares                      0.25                      May 29, 1998
AIM Mid Cap Equity Fund B Shares                      0.25                      May 29, 1998
AIM Mid Cap Equity Fund C Shares                      1.00**                    May 3, 1999
AIM Global Trends Fund A Shares                       0.40**                    May 29, 1998
AIM Global Trends Fund B Shares                       0.25                      May 29, 1998
AIM Global Trends Fund C Shares                       1.00**                    May 29, 1998
AIM New Pacific Growth Fund A Shares                  0.25                      May 29, 1998
AIM New Pacific Growth Fund B Shares                  0.25                      May 29, 1998
AIM New Pacific Growth Fund C Shares                  1.00**                    May 3, 1999
AIM Small Cap Growth Fund A Shares                    0.25                      May 29, 1998
AIM Small Cap Growth Fund B Shares                    0.25                      May 29, 1998
AIM Small Cap Growth Fund C Shares                    1.00**                    May 3, 1999
AIM Strategic Income Fund A Shares                    0.25                      May 29, 1998
AIM Strategic Income Fund B Shares                    0.25                      May 29, 1998
AIM Strategic Income Fund C Shares                    1.00**                    March 1, 1999

*Frequency of Payments:

EFFECTIVE UNTIL JUNE 30, 1998: Class A and B share payments commence immediately and are paid quarterly. Class C share payments commence after an initial twelve month holding period and are paid quarterly.

**Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset-based sales charge, as those terms are defined under the rules of the National Association of Securities Dealers, Inc.

EFFECTIVE JULY 1, 1998: B share payments, like C share payments, will begin after an initial 12 month holding period and are paid quarterly. Where the broker dealer or financial institution waives the 1% up- front commission on Class C shares, payments commence immediately.

**Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset-based sales charge, as those terms are defined under the rules of the National Association of Securities Dealers, Inc.

Minimum Payments: $50 (with respect to all funds in the aggregate.)

No payment pursuant to this Schedule is payable to a dealer, bank or other service provider for the first year with respect to sales of $1 million or more, at no load, in cases where A I M Distributors, Inc. has advanced the service fee to the dealer, bank or other service provider.